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EXHIBIT 21

                    SUBSIDIARIES OF PRECISION CASTPARTS CORP.

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
                                                               State or
                                  Approximate Percentage    Jurisdiction of
                                  of Voting Securities       Incorporation
Name of Subsidiary                       Owned              or Organization
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

PCC Structurals, Inc.                     100%                  Oregon
PCC Airfoils, Inc.                        100%                   Ohio
PCC Flow Technologies, Inc. (1)           100%                 Delaware
PCC Specialty Products, Inc. (2)          100%                 Delaware
J&L Fiber Services, Inc.                  100%                Wisconsin
Advanced Forming Technology, Inc.         100%                 Colorado
AETC Limited                              100%              United Kingdom
PCC France, S.A                           100%                  France
TBV Newmans, Inc.                         100%                 Delaware
Environment-One Corporation               100%                 New York
PCC Pittler Maschinenfabrik GmbH          100%                  Germany
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(1)  Engaged in fluid management business. 13 U.S. subsidiaries, 6 foreign subsidiaries.
(2)  Engaged in industrial products business. 1 U.S. subsidiary.